UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2008

JAG Media Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6865 SW 18th Street, Suite B13
Boca Raton, Florida 33433

(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (866) 300-7410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.02 Termination of a Material Definitive Agreement
SIGNATURE
INDEX TO EXHIBITS
EX-99.1: LETTER FROM CRYPTOMETRICS, INC.
EX-99.2: PRESS RELEASE

Item 1.02 Termination of a Material Definitive Agreement.

This current report on Form 8-K is being filed to report the termination of a previously disclosed agreement as hereafter described.

     On December 27, 2005, JAG Media Holdings, Inc., a Nevada corporation (“JAG Media”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cryptometrics, Inc., a Delaware corporation (“Cryptometrics”), Cryptometrics Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of JAG Media (“Cryptometrics Acquisition”), Robert Barra and Michael Vitale. The Merger Agreement was subsequently amended thirteen times through April 14, 2008.

     On June 18, 2008, at 9:02 a.m. Eastern time, JAG Media received a letter from Cryptometrics dated June 17, 2008, stating that the automatic termination date of the Merger Agreement had expired and that Cryptometrics had decided not to extend the Merger Agreement any further. The letter, which is attached hereto as an exhibit, further stated that the Merger Agreement between JAG Media and Cryptometrics has by its terms been terminated, and is void and of no force or effect. A press release relating to such letter has been issued by JAG Media and is attached as an exhibit hereto.

     JAG Media is currently in discussions with other companies regarding alternative merger transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Letter from Cryptometrics, Inc. dated June 17, 2008
99.2	Press Release dated June 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAG MEDIA HOLDINGS, INC.

By:	/s/ Thomas J. Mazzarisi
Name: Thomas J. Mazzarisi
Title: Chairman of the Board, Chief Executive Officer & General Counsel

Dated: June 18, 2008